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                                                                    Exhibit 23.1
                                                                    ------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Plan and Stock Option Agreement dated November 11, 1999 of Notify Technology Corporation, of our report dated October 25, 1999, with respect to the financial statements of Notify Technology Corporation included in its Annual Report (Form 10-KSB) for the year ended September 30, 1999, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP
San Jose, California
April 11, 2000